Exhibit 5

JOINT FILING AGREEMENT

         The undersigned parties hereby agree that this Amendment No. 8 to Schedule 13D filed herewith relating to the ordinary B Shares, par value NIS 0.85 per share, of Lumenis Ltd. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each such person.

Date: July 8, 2015

XT HI-TECH INVESTMENTS (1992) LTD.

By: /s/ Yoav Sebba
Name: Yoav Sebba
Title:  Vice President

XT HOLDINGS LTD.

By: /s/ Yossi Rosen
Name: Yossi Rosen
Title: President

LYNAV HOLDINGS LTD.

By: /s/ Yossi Rosen
Name: Yossi Rosen
Title: Director